Exhibit (a)(1)(C)

APTEVO THERAPEUTICS INC.

2401 4TH AVENUE, SUITE 1050

SEATTLE, WASHINGTON 98121

OPTION EXCHANGE – ELECTION FORM

THIS OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 P.M., PACIFIC TIME,

ON JULY 27, 2020, UNLESS EXTENDED

Before completing and signing this Election Form, we encourage you to read the documents that make up this tender offer, including (1) the Offer to Exchange Eligible Options for New Options, dated June 29, 2020, filed with the U.S. Securities and Exchange Commission and separately delivered to you by email from Aptevo Therapeutics Inc. (“Aptevo”), describing the terms of the Exchange Offer (the “Offer Documents”); (2) the email from Aptevo on June 29, 2020 announcing the commencement of the Exchange Offer; and (3) this Election Form, including the Agreement to the Terms of Election and Instructions to Election Form attached below. The Exchange Offer is subject to the terms set forth in the Offer Documents, as they may be amended. The Exchange Offer expires at 9:00 p.m., Pacific Time, on Monday, July 27, 2020, unless extended. All capitalized terms used in this Election Form but not defined herein shall have the meanings given in the Offer Documents.

PLEASE CAREFULLY REVIEW AND FOLLOW THE INSTRUCTIONS BELOW AND ATTACHED TO THIS FORM.

If you wish to participate in the Exchange Offer with respect an Eligible Option, please check the box next to “Yes, exchange Eligible Option for New Option(s)” in order to tender such Eligible Option in exchange for the grant of New Option(s) under the terms of the Exchange Offer. Each Eligible Option you elect to tender for exchange must be tendered in whole. If you check the box next to “No, retain Eligible Option” with respect to an Eligible Option, such Eligible Option will remain outstanding subject to its original terms, and no New Options will be granted to you in exchange for such Eligible Option.

If you make no election, or do not return this Election Form before the Expiration Time, you will retain your Eligible Options subject to their original terms, and no New Options will be granted to you.

If you wish to reject the Exchange Offer and retain all of your Eligible Options, you may check the box next to “No, reject the Exchange Offer and retain all Eligible Options” above the table set forth below.

Please return this Election Form to Aptevo via email (by PDF or similar imaged document file) to: aptevo@certent.com.

See the Instructions to Election Form attached to this Election Form for additional information.

Employee Name:

☐ No, reject the Exchange Offer and retain all Eligible Options. If you check this box, you do not need to make any elections in the table below.

Eligible Options					New Options		Election to tender Eligible Option in exchange for New Option(s)
Grant Number	Grant Date	Grant Type	Exercise Price	Eligible Shares	Ratio	Shares
		☒ NSO		[_] vested shares		[_] shares*	☐Yes, exchange Eligible Option for New Option(s)

				[_] unvested shares		[_] shares**	☐No, retain Eligible Option

		☒ NSO		[_] vested shares		[_] shares*	☐Yes, exchange Eligible Option for New Option(s)

				[_] unvested shares		[_] shares**	☐No, retain Eligible Option

		☒ NSO		[_] vested shares		[_] shares*	☐Yes, exchange Eligible Option for New Option(s)

				[_] unvested shares		[_] shares**	☐No, retain Eligible Option
*	Subject to vesting period of one year, as further described in the Agreement to Terms of Election below.
**	Subject vesting schedule that match the existing stock options, vesting in the same proportions over the same vesting term, as further described in the Agreement to Terms of Election below.

YOUR SIGNATURE AND SUBMISSION OF THIS ELECTION FORM INDICATES THAT YOU AGREE TO ALL TERMS OF THE EXCHANGE OFFER AS SET FORTH IN THE OFFER DOCUMENTS, AS WELL AS THE AGREEMENT TO THE TERMS OF THE ELECTION ATTACHED HERETO.

Please note that you may change your election by submitting a new properly completed and signed Election Form prior to the expiration time, which is 9:00 p.m., Pacific Time, on Monday, July 27, 2020, unless extended. The last valid election submitted to Aptevo prior to the expiration of the Exchange Offer shall be effective and supersede any prior Election Forms you submit.

Employee Name: [Name]

(Signature)

(Print Name)
(Date)

AGREEMENT TO THE TERMS OF ELECTION

To:   Aptevo Therapeutics Inc. (“Aptevo”)

2401 4th Avenue, Suite 1050

Seattle, Washington 98121

Email: Aptevo@certent.com

By signing and submitting this Election Form, I acknowledge and agree that:

1.

I have received from Aptevo the Offer to Exchange Eligible Options for New Options, including the Summary Term Sheet – Questions and Answers, dated June 29, 2020 (collectively, the “Offer Documents”), and upon making an election herein, I agree to all of the terms and conditions of the Offer Documents.

2.

I tender to Aptevo for exchange the Eligible Options specified on this Election Form and understand that, upon acceptance by Aptevo, this Election Form will constitute a binding agreement between Aptevo and me. I have checked the box(es) corresponding to the Eligible Options that I elect to tender for exchange. I understand that any election that I make to tender an option for exchange that does not qualify as an Eligible Option will not be accepted, and such options will remain outstanding subject to their original terms following the expiration of the Exchange Offer.

3.

If I validly tender an Eligible Option for exchange and such Eligible Option is accepted by Aptevo, such Eligible Option will automatically be cancelled by Aptevo in exchange for the grant of one or more New Options with the applicable New Option terms described in the Offer Documents, including, without limitation:

•	Each New Option will have an exercise price equal to the closing price of Aptevo’s common stock reported on The Nasdaq Capital Market on the date that the New Option is granted.

•	Each New Option will represent the right to purchase a reduced number of shares of our common stock based on the exchange ratio specified in the Offer Documents and referenced on the Election Form.

•	Each New Option will have a maximum term of ten (10) years following the grant date of the New Option.

•	The vesting schedule of my New Options will be as follows:

•

Each New Option granted in exchange for the vested shares underlying a fully vested Eligible Option will vest with a new one-year vesting schedule, vesting in full at the end of 12 months measured from the grant date of the New Option.

•

Each New Option granted in exchange for the shares underlying an Eligible Option that is not fully vested will vest per the vesting schedules that match the existing stock options, vesting in the same proportions over the same vesting term.

4.

To remain eligible to tender Eligible Options for exchange pursuant to the Exchange Offer, I must remain an Eligible Holder at the Expiration Time, which is currently scheduled to be 9:00 p.m., Pacific Time, on Monday, July 27, 2020, unless extended. I understand that if my employment or other service relationship with Aptevo ceases prior to the Expiration Time, Aptevo will not accept my Eligible Options for exchange and I or my estate or beneficiaries, as the case may be, will retain my Eligible Options subject to their original terms and conditions. If I cease providing services to Aptevo for any reason before the shares underlying my New Options vest, I will forfeit any unvested portion of my New Options, subject to the terms of Aptevo’s 2018 Stock Incentive Plan.

5.	Neither the ability to participate in the Exchange Offer nor actual participation in the Exchange Offer will be construed as a right to continued employment or service with Aptevo.

6.

This election is entirely voluntary, and I am aware that I may change or withdraw my decision to tender my Eligible Options at any time until the Expiration Time, as described in the Instructions to Election Form. I understand that this decision to tender my Eligible Options will be irrevocable as of 9:00 p.m., Pacific Time, Monday, July 27, 2020 unless the Exchange Offer is extended. Participation in the Exchange Offer is entirely my decision and should be made based on my personal circumstances. Aptevo has not authorized any person to make any recommendation on its behalf as to whether or not I should participate in the Exchange Offer.

7.

I may receive certain future confirmation letters or other communications from Aptevo in connection with the Exchange Offer, including a communication confirming that Aptevo has received this Election Form and whether Aptevo ultimately accepts or rejects this Election Form.

INSTRUCTIONS TO ELECTION FORM

1.

DEFINED TERMS. All capitalized terms used in this Election Form but not defined herein have the meanings given in the Offer to Exchange Eligible Options for New Options, dated June 28, 2020, filed with the U.S. Securities and Exchange Commission and separately delivered to you by email from Aptevo. The use of “Aptevo,” “we,” “us” and “our” in this Election Form refers to Aptevo Therapeutics Inc.

2.

EXPIRATION TIME. The Exchange Offer and any rights to tender or to withdraw a tender of Eligible Options expire at 9:00 p.m., Pacific Time, on Monday, July 27, 2020, unless the Exchange Offer is extended (and unless we have accepted the Eligible Options, you may also withdraw any such tendered securities at any time after 12:00 a.m. Pacific Time on August 25, 2020).

3.

DELIVERY OF ELECTION FORM. If you intend to tender Eligible Options under the Exchange Offer, a signed copy of this Election Form must be received by Aptevo before 9:00 p.m., Pacific Time, on Monday, July 27, 2020 (or such later date as may apply if the Exchange Offer is extended) by the following means:

•	Via email (by PDF or similar imaged document file) to: aptevo@certent.com

Your Election Form will be effective only upon receipt by us. You are responsible for making sure that the Election Form is delivered to the electronic mail address indicated above. You must allow for sufficient time to complete and deliver this Election Form to ensure that we receive your Election Form on time.

You are not required to tender any of your Eligible Options for exchange. If you choose to tender one or more of your Eligible Options for exchange, please check the box on your Election Form corresponding to each Eligible Option that you wish to tender for exchange. You do not need to return your stock option agreements relating to any tendered Eligible Options, as they will be automatically cancelled if we accept your Eligible Options for exchange and grant you New Options.

4.

WITHDRAWAL OF ELECTION. Tenders of Eligible Options made under the Exchange Offer may be withdrawn at any time before 9:00 p.m., Pacific Time, on Monday, July 27, 2020, unless we extend the expiration date, in which case withdrawals must be received before such later expiration date and time (and unless we have accepted the Eligible Options, you may also withdraw any such tendered options after 12:00 a.m. Pacific Time on August 25, 2020).

To withdraw tendered Eligible Options, you must deliver a properly completed and signed Notice of Withdrawal via email (by PDF or similar imaged document file) to: aptevo@certent.com

Withdrawals may not be rescinded unless the withdrawn Eligible Options are properly re-tendered before the Expiration Time by following the procedures described in Instruction 3 above.

5.

SIGNATURES. Please sign and date this Election Form. Except as described in the following sentence, this Election Form must be signed by the Eligible Holder who holds the Eligible Options to be tendered using the same name for such Eligible Holder as appears on the applicable stock option agreement. If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence of the authority of such person to act in such capacity must be identified on this Election Form.

6.

REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance regarding the Exchange Offer (including requests for additional or hard copies of the Offer Documents or this Election Form) should be directed via email to Megan Schutzler, Manager, External Reporting at schutzlerm@apvo.com.

7.

IRREGULARITIES. We will determine all questions as to the number of shares subject to Eligible Options tendered and the validity, form, eligibility (including time of receipt) and acceptance of any tender of Eligible Options for exchange. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. We may reject any or all tenders of Eligible Options for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. We may waive any defect or irregularity in any tender with respect to any particular Eligible Options or any particular Eligible Holder before the Expiration Time. No Eligible Options will be accepted for exchange until the Eligible Holder exchanging the Eligible Options has cured all defects or irregularities to our satisfaction, or they have been waived by us, prior to the Expiration Time. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the exchange of any Eligible Options.

8.	ALTERNATIVE, CONDITIONAL OR CONTINGENT OFFERS. We will not accept any alternative, conditional or contingent tenders.

9.

IMPORTANT U.S. TAX INFORMATION. You should refer to Section 12 of the Offering Memorandum included in the Offer Documents, which contains important U.S. tax information. We encourage you to consult with your own financial and tax advisors if you have questions about your financial or tax situation.